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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): NOVEMBER 9, 2007

                             ______________________

                              CPC OF AMERICA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                             ______________________

            NEVADA                         0-24053              11-3320709
(State or Other Jurisdiction of   (Commission File Number)   (I.R.S. Employer
        Incorporation)                                    Identification Number)

                          6336 17TH STREET CIRCLE EAST
                             SARASOTA, FLORIDA 34243
                    (Address of principal executive offices)

                                 (941) 727-4370
              (Registrant's telephone number, including area code)


                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14d-2(b)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b)
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c)
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ITEM 7.01  REGULATION FD DISCLOSURE.

In September 2007, CPC of America, Inc., a Nevada corporation (the "Company") commenced a private placement of up to 2,025,316 shares of its Series E Preferred Stock, pursuant to Rule 506 under the Securities Act of 1933 ("1933 Act"). To date, however, the Company has not sold any Series E preferred shares. The Series E preferred shares are being sold at $19.75 per share. The Series E Preferred stock has no voting rights and has a 10% annual dividend payable in cash or common stock at the option of the Company. Each Series E share is convertible into one common share until August 31, 2008, when the conversion price will be adjusted to the lower of $14.80 or 75% of the average last sale price of the common stock for the 30 trading days immediately preceding such date on any stock exchange; provided that the conversion price shall not be adjusted to an amount below $13.00 per share. The shares of Series E Preferred Stock have not been, and will not be, registered under the 1933 Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. The Series E preferred shares are being sold by the Company's executive officer and the proceeds of the offering are expected to be used for clinical trials, regulatory compliance, manufacturing and marketing relating to the Company's MedClose device, and working capital.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CPC OF AMERICA, INC.



 Dated:  November 9, 2007                        /S/ ROD A. SHIPMAN
                                        ---------------------------------------
                                        Rod A. Shipman, Chief Executive Officer